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                       STRADLING, YOCCA, CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                        NEWPORT BEACH, CALIFORNIA 92660
                            TELEPHONE (714) 725-4000
                               FAX (714) 725-4100

                                October 6, 1997              FILE NO. 18579-0014

NeoTherapeutics, Inc.
157 Technology Drive
Irvine, California  92618

         Re: Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form SB-2

Ladies and Gentlemen:

         At your request, we have examined Post Effective Amendment on Form S-3 to Registration Statement on Form SB-2, File No. 333-05342-LA (the "Registration Statement") being filed by NeoTherapeutics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of
(i) 2,700,000 shares of the Company's common stock, $0.001 par value ("Common Stock"), issuable pursuant to the exercise of warrants to purchase Common Stock ("Warrants"), (ii) 250,000 shares of Common Stock issuable upon exercise of certain warrants to purchase Common Stock and Warrants (the "Representatives' Warrants"); (iii) 250,000 Warrants issuable upon exercise of the Representatives' Warrants and (iv) 250,000 shares of Common Stock issuable upon exercise of Warrants included in the Representatives' Warrants.

         We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

         Based on the foregoing, it is our opinion that the 2,700,000 shares of Common Stock to be issued upon exercise of the Warrants, the 250,000 shares of Common Stock and the 250,000 Warrants included within the Representatives' Warrants and the 250,000 shares of Common Stock to be issued upon exercise of the Warrants included within the Representatives' Warrants, when issued and paid for in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.


                                   EXHIBIT 5

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NeoTherapeutics, Inc.
October 5, 1997
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         We consent to the use of this opinion as an exhibit to the Registration
Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                               Very truly yours,

                                               STRADLING, YOCCA, CARLSON & RAUTH